UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 16, 2010

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On August 16, 2010, Arrhythmia Research Technology, Inc. (the "Company") announced its financial results for the three months and six months ended June 30, 2010.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

The information in this Form 8-K and Exhibit 99.01 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                      Description

99.01	Press Release dated August 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 20th day of August, 2010.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit                      Description

99.01                      Press Release dated August 16, 2010.

Exhibit 99.01

FOR IMMEDIATE RELEASE                                                                                                     Contact: David A. Garrison
Website:  http://www.arthrt.com                                                                                                                                (978) 345-5000
August 16, 2010

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
ANNOUNCES RESULTS FOR SECOND QUARTER 2010
Fitchburg, MA

Arrhythmia Research Technology, Inc. (the “Company”) (NYSE AMEX: HRT) and its wholly owned subsidiary Micron Products, Inc. (“Micron”) reported total revenue of $5,782,000 and net income of $219,000 for the quarter ended June 30, 2010 compared to total revenue of $5,371,000 and net income of $77,000 for the same quarter of 2009.  Basic net income per share for the three months ended June 30, 2010 increased to $0.08 per share from $0.03 per share for the same period in 2009. Total revenue increased by 7.7% while net income increased by 184% and earnings per share increased by 167% in the quarter ending June 30, 2010 as compared to the same period in 2009.

For the six months ended June 30, 2010, total revenue was $11,368,000 and net income was $321,000 as compared to total revenue of $10,055,000 and net income of $159,000 for the same period in 2009.  Basic net income per share for the six months ended June 30, 2010 was $0.12 as compared to $0.06 for the same period in 2009. Total revenue increased by 13% while net income increased by 102% and earnings per share increased by 100% in the six months ended June 30, 2010 as compared to the same period in 2009.

James E. Rouse, the Company’s President and CEO commented, “We are very pleased with the performance in the second quarter as well as the six months to date.  The revenue increase over the same period in 2009 was mainly the result of higher volume in sensors and defense related products.  Sensor volume and revenue increased 13% and 25% respectively in the six months, while revenues from defense related products rose over 5% from the same period of 2009.  The increase in net income was primarily the result of increased revenue, and gross margin improvement in sensor manufacturing due to recent investments in automation and process improvements.  During the quarter as a result of purchase accounting, net income reflects a $98,000 one-time non-taxable non-cash gain, net of transaction costs and related tax benefit, on our recent acquisition of RMDDx Corporation.

The customization of the Company’s SAECG software has been completed to our initial customer’s satisfaction and we expect to report software license revenue from this product in the third quarter.  Refocusing our efforts to increase software license agreements with cardiac diagnostic OEMs, Harold A. Strandquist, former President of Braemar Corporation, a leader in OEM cardiac equipment supply, has joined the organization in a sales and marketing capacity.  Mr. Strandquist’s thirty years experience with the cardiac equipment segment makes him the ideal individual to spearhead our efforts to expand sales of SAECG software.  Additional research and development work is also planned to increase the breadth of our product offerings in the evolving cardiac diagnostic market.

We are very excited about our recent acquisition of RMDDx.  RMDDx represents a strategic step into the medical device and service sectors complementing our software and component manufacturing businesses.  RMDDx is expected to aid in establishing a place for ART in the medical device and diagnostic services market as well as creating a solid platform for further development and application of ART’s software.  The acquisition was an important step for us in our quest to build on our strong foundation as we seek to achieve sustained growth and increase stockholder value over the long term through diversification, product development and acquisition.”

The Company through its wholly owned subsidiary Micron Products, Inc. manufactures silver plated and non-silver plated conductive resin sensors and distributes metal snaps used in the manufacture of disposable ECG, EEG, EMS and TENS electrodes.  Micron’s MIT division provides end-to-end product life cycle management through a comprehensive portfolio of value-added services such as design, engineering, prototyping, manufacturing, machining, assembly and packaging.  MIT manufactures custom injection molded products for medical, electronic, industrial and consumer applications, and provides high end mold design, manufacturing and precision machining for various industries. The Company’s subsidiary RMDDx Corporation is a development stage organization dedicated to the development and commercialization of medical devices, medical information technology, medical diagnostics and remote patient monitoring through wireless, internet and telecommunication technologies.  The Company’s products also include proprietary signal-averaging electrocardiography (SAECG) software used in the detection of potentially lethal heart arrhythmias.

For more information please check our websites:
           http://www.arthrt.com                                                                http://www.RMDDx.com                                                      http://www.micronintegrated.comhttp://www.micronproducts.com

Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance.  The factors that could cause actual results to differ materially include: our ability to maintain our current pricing model and/or decrease our cost of sales; continued availability of supplies or materials used in manufacturing at competitive prices; volatility in commodity and energy prices and our ability to offset higher costs with price increases; the costs inherent with complying with new statutes and regulations; variability of customer delivery requirements; our ability to efficiently integrate future acquisitions and other new lines of business that the Company may enter in the future.  More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009.